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                                                                   Exhibit 10.36
                                  ADRIEN ARPEL

Mr. Harold Lightman
75 East End Avenue, Suite #11E
New York, NY  10028

         Re:  Harold Lightman/Consulting Agreement
                Adrien Arpel, Inc.

Dear Harold:

         When countersigned by you where indicated below the following will constitute our agreement:

                  1. We have agreed to hire you as a consultant in Marketing, Merchandising, Advertising, and Sales for our new Direct Mail sales operation for a term of one year commencing on July 1, 1997 and ending on July 1, 1998.

                  2. After the initial one year period, is it hereby agreed that by mutual agreement, we can negotiate an extension.

                  3. We guarantee you the sum of $3500 per month. In addition, we will reimburse to you within thirty days preapproved expenses as per company guidelines.

                  4. In further consideration for your work and services, Adrien Arpel, Inc. hereby agrees on July 1, 1997 or commencement date if earlier, to grant to Harold Lightman the option to purchase 50,000 shares, of common stock of Alfin, Inc., pursuant to the Alfin, Inc. Long Term Incentive Plan ("LTIP").
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                                                                   Exhibit 10.36

The exercise price of the shares shall be fixed at the closing price per share for Alfin, Inc. on the American Exchange on July 1, 1997, or commencement date if earlier. The vesting schedule for stock options under this grant is as per Alfin, Inc's. 1993 Stock Option Plan.

                  5. It is understood that you will work in the offices of Adrien Arpel, Inc. a minimum of three days per week.

                  6. You warrant and represent that you have full authority to enter into this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

                                    Sincerely,

                                    By:  S/Elisabeth Fayer

CONSULTANT:

By:  S/H. Allen Lightman

       Harold Allen Lightman

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